SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): June 3, 2004

                    Secured Diversified Investment, Ltd.
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           (Exact Name of Registrant as Specified in Its Charter)

                                   Nevada
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       (State or Other Jurisdiction of Incorporation or Organization)

                                  0-30653
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                          (Commission File Number)

                                 80-0068489
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                     (IRS Employer Identification No.)

             5030 Campus Drive, Newport Beach, California 92660
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            (Address of Principal Executive Offices) (Zip Code)

                              (949) 851-1069
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             Registrant's Telephone Number, Including Area Code


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 2, 2004 the Board of Directors of Secured Diversified Investment, Ltd. (the "Company") dismissed CACCIAMATTA ACCOUNTANCY CORPORATION (CAC) as the Company's independent accountants and appointed the firm of Kabani & Company, Inc. (KC), to serve as independent public accountants of the Company for the fiscal year ending December 31, 2004.

CAC's report on the Company's consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles, however, they were modified to include an explanatory paragraph wherein they expressed substantial doubt about the Registrant's ability to continue as a going concern.

During the years ended December 31, 2003 and 2002 and through June 2, 2004, there were no disagreements with CAC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to CAC's satisfaction, would have caused them to make reference to the subject matter of such disagreements in connection with their report on the Company's consolidated financial statements for such years.

The Company provided CAC with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of CAC's letter stating its agreement with such statements.

During the years ended December 31, 2003 and 2002 and through the date hereof, the Company did not consult with KC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit     Description
-------     -----------

16.1        Letter from CACCIAMATTA ACCOUNTANCY CORPORATION


                                 SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Secured Diversified Investment, Ltd.
                                  Registrant


Date: June 2, 2004                By: \s\Clifford L. Strand
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                                  Clifford L. Strand
                                  Chief Executive Officer